EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Eagle Holding Company:

We consent to the use in this Registration Statement on Form S-4 of our report dated February 22, 1998 with respect to the consolidated financial statements of Eagle Holding Company as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and to the reference to our firm under the heading "Experts" in the prospectus.




                                                        /s/ VAN DORN & BOSSI



                                                        VAN DORN & BOSSI



Broomfield, Colorado
July 22, 1998